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                                                                     EXHIBIT 5.1
                                SIDLEY & AUSTIN

                                 April 24, 1998

Starwood Hotels & Resorts
2231 E. Camelback Road, Suite 410
Phoenix, Arizona 85016

Starwood Hotels & Resorts Worldwide, Inc.
2231 E. Camelback Road, Suite 400
Phoenix, Arizona 85016

          Re: $350,000,000 of Starwood Hotels & Resorts Securities and $2,650,000,000 of Starwood Hotels & Resorts Worldwide, Inc. Securities

Ladies and Gentlemen:

     We are counsel to Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation" and, together with the Trust, the "Company"), and have represented the Company with respect to the Registration Statement on Form S-3, as amended (as so amended, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of securities (the "Securities") of the Trust and the Corporation with aggregate offering prices of $350,000,000 and $2,650,000,000, respectively (or equivalent amounts in another currency based on the exchange rate at the time of sale), consisting of (i) common shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"), (ii) shares of preferred stock, $.01 par value, of the Trust (the "Trust Preferred Shares") and shares of preferred stock, $.01 par value, of the Corporation (the "Corporation Preferred Shares" and, together with the Trust Preferred Shares, the "Preferred Shares"), which may, but are not required to, be "paired" with preferred stock of the other entity; (iii) secured or unsecured debt securities of the Trust or the Corporation consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), that may, but are not required to, be paired with Debt Securities of the other entity and that may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), (iv) (A) warrants to purchase Trust Shares and warrants to purchase Corporation Shares that are "paired" and traded as units consisting of one warrant to purchase Trust Shares and one warrant to purchase a like number of Corporation Shares, (B) warrants to purchase Trust Preferred Shares or Corporation Preferred Shares, or (C) warrants to purchase Debt Securities (collectively, the "Warrants") and (v) convertible notes of the Trust or the Corporation that may be issued to underwriters to facilitate an underwritten public offering of equity securities of the Trust or the Corporation (the "Convertible Notes").

     In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, it is our opinion that:

          1. The Paired Common Shares, whether issued upon conversion of Convertible Notes in accordance with the terms of such Convertible Notes and a Convertible Note Indenture or otherwise, will be legally issued, fully paid and non-assessable (assuming that the requisite number of authorized but unissued Paired Common Shares then exists) when (A) the Registration Statement, as finally amended
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April 24, 1998
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     (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act, (B) a Prospectus Supplement with respect to such Paired Common Shares shall have been filed (or mailed for filing) with the Commission pursuant to Rule 424 under the Securities Act,
     (C) the Trust's Board of Trustees or a duly authorized committee thereof and the Corporation's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Paired Common Shares in an amount not exceeding the authorized but unissued capital stock of the Trust or the Corporation, as the case may be, and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and (D) certificates representing the Paired Common Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against payment of the agreed consideration therefor (which consideration will not be less than the $.01 par value per share), as provided in the Registration Statement and any Prospectus Supplement relating thereto and the final authorizing resolutions.

          2. The Preferred Shares will be legally issued, fully paid and non-assessable (assuming that the requisite number of authorized but unissued Preferred Shares then exists) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such Preferred Shares shall have been filed (or mailed for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Trust's Board of Trustees or a duly authorized committee thereof or the Corporation's Board of Directors or a duly authorized committee thereof, as the case may be, shall have duly adopted final resolutions setting forth the terms of any particular series of Preferred Shares and authorizing the issuance and sale of such Preferred Shares in an amount not exceeding the authorized but unissued capital stock of the Trust or the Corporation, as the case may be, and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto;
     (iv) the Articles Supplementary setting forth the terms of such series of Preferred Shares, including setting a quantity of unissued Preferred Shares such as will permit the issuance of the Preferred Shares authorized for issuance and setting forth a description of such Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the final authorizing resolution shall have been filed with, and accepted for record by, the Department of Assessments and Taxation of the State of Maryland; and (v) certificates representing the Preferred Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (which consideration will not be less than the $.01 par value per share), as provided in the Registration Statement and any Prospectus Supplement relating thereto and the final authorizing resolutions.

          3. Each series of Debt Securities will be legally issued and binding obligations of the Trust or the Corporation, as the case may be, (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the indenture incorporated by reference as Exhibit 4.1 to the Registration Statement or any alternate indenture (including any necessary supplemental indenture, the "Debt Indenture") shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Debt Indenture shall have been duly executed and delivered by the Trust or the Corporation, as the case may be, and a trustee to be named (the "Debt Trustee"); (ii) a Prospectus Supplement with the respect to such series of Debt Securities shall have been filed (or mailed for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Trust's Board of Trustees or a duly authorized committee thereof or the Corporation's Board of Directors or a duly authorized committee thereof, as the
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     case may be, shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and any Prospectus Supplement relating thereto; and
     (iv) such series of Debt Securities shall have been duly executed by the Trust or the Corporation, as the case may be, and authenticated by the Debt Trustee as provided in the Debt Indenture and the final authorizing resolution and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided for in the Registration Statement and any Prospectus Supplement relating thereto.

          4. The Warrants will be duly authorized and legally issued and valid and binding obligations of the Trust or the Corporation, as the case may be, (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such Warrants shall have been filed (or mailed for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Trust's Board of Trustees or a duly authorized committee thereof and the Corporation's Board of Directors or a duly authorized committee thereof, as the case may be, shall have duly adopted final resolutions setting forth the terms of any particular series of Warrants, authorizing the issuance and sale of the Warrants in an amount that upon exercise will not exceed the authorized capital stock of the Trust or the Corporation, as the case may be, if applicable, and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and approving one or more warrant agreements (each, a "Warrant Agreement"), to be among the Trust or the Corporation, as the case may be, and a financial institution identified therein as warrant agent (each, a "Warrant Agent"), establishing the terms of such Warrants; and (iv) the Warrants shall have been duly executed, authenticated by the Warrant Agent(s) and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement and any Prospectus Supplement relating thereto and the final authorizing resolutions, and the Warrant Agreement(s) applicable thereto.

          5. The Convertible Notes will be legally issued and binding obligations of the Trust and the Corporation (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the indenture incorporated by reference as Exhibit 4.2 to the Registration Statement or any alternate indenture (including any necessary supplemental indenture, the "Convertible Note Indenture") shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Convertible Note Indenture shall have been duly executed and delivered by the Trust, the Corporation and a trustee to be named (the "Convertible Note Trustee"); (ii) a Prospectus Supplement with respect to such Convertible Notes and the Paired Common Shares issuable upon conversion of the Convertible Notes shall have been filed (or mailed for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iii) each of the Trust's Board of Trustees or a duly authorized committee thereof and the Corporation's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Convertible Notes in an amount that upon conversion will not exceed the authorized but unissued capital stock of each of the Trust and the Corporation and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto; and (iv) Convertible Notes shall have been duly executed by the Trust and the Corporation and authenti-
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Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
April 24, 1998
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     cated by the Convertible Note Trustee as provided in the Convertible Note
     Indenture and the final authorizing resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as provided in the Registration Statement and any Prospectus Supplement relating thereto.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Securities. Except as expressly stated in the next sentence, this opinion is limited to the laws of the States of California and New York and the laws of the United States of America, to the extent applicable. Insofar as the opinions expressed above relate to matters governed by the laws of the State of Maryland, we have not made an independent examination of such laws, but have relied exclusively as to such laws, subject to the exceptions, qualifications and limitations therein expressed, upon the opinion of Piper & Marbury L.L.P. of Baltimore, Maryland, a copy of which has been separately provided to you and is being separately filed as an Exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                          Very truly yours,

                                          SIDLEY & AUSTIN